UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02 Termination of a Material Definitive Agreement.
On July 18, 2018, Evolution Petroleum Corporation (the "Company") announced results of a agreement to acquire oil and gas assets. As previously disclosed on May 15, 2018, the Company had entered into a Purchase and Sale Agreement ("PSA") to acquire, as the stalking horse bidder, certain oil and gas assets from an affiliate of Enduro Resource Partners LLC ("Enduro") for a purchase price of $27.5 million, subject to the outcome of Enduro's Chapter 11 process. This process included an extended period of open bidding by third parties and an auction held on July 17, 2018 for qualified bidders. The Company and three other parties participated in the bidding and formal auction process. The auction concluded and one of the other bidders prevailed at a price exceeding the Company's final bid, which surpassed its initial stalking horse bid of $27.5 million, while remaining compatible with Company's acquisition criteria. Consequently, and pursuant to the terms of the PSA, Evolution will receive from Enduro a breakup fee and expense reimbursements totaling $1.1 million for its role as the stalking horse bidder.
The Company's initial and subsequent bids represented offers under Section 363 of the U.S. Bankruptcy Code in connection with the Chapter 11 filing of Enduro and certain of its affiliates. Such offers are commonly referred to as “stalking horse” bids and are subject to higher bids, in accordance with the bidding procedures approved by the Bankruptcy Court. The PSA provided the Company with certain important protections in this process, including a break-up fee plus expense reimbursement totaling $1.1 million if Enduro accepts a higher bid for the oil and gas assets.
Item 7.01 Regulation FD Disclosure.
On July 18, 2018, the Company issued a press release announcing the results of a bidding process in connection with a Purchase and Sale Agreement to acquire certain oil and gas assets from an affiliate of Enduro Resource Partners LLC. The press release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Evolution Petroleum Corporation News Release regarding Auction Results, dated July 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: July 19, 2018	By:	/s/ David Joe
	Name:	David Joe
	Title:	Senior Vice President and Chief Financial Officer

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